                                                                    Exhibit 3.29

                                                                         (STAMP)

11555

                            (STATE OF DELAWARE LOGO)

                          OFFICE OF SECRETARY OF STATE

          I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF NEW DICO COMPANY, INC. FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JULY, A.D. 1986, AT 10 O'CLOCK A.M.

                               | | | | | | | | | |


(SEAL)                                  /s/ Michael Harkins
                                        ----------------------------------------
                                        Michael Harkins, Secretary of State

                                        AUTHENTICATION: |0885103
                                        DATE: 07/15/1986


726196030

                                                               BOOK 390 PAGE 228

                                                                         (STAMP)

                          CERTIFICATE OF INCORPORATION

                                      OF

                             NEW DICO COMPANY, INC.

          1. Name. The name of the corporation is New Dico Company, Inc. (the "Corporation").

          2. Registered Office and Agent. The address of its registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and other law of Delaware.

          4. Authorized Capital. The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).

          5. Incorporator. The name and mailing address of the incorporator are as follows:

      Name                 Mailing Address
      ----                 ---------------
Craig L. Godshall       3400 Centre Square West
                        1500 Market Street
                        Philadelphia, PA 19102

          6. Term. The corporation is to have perpetual existence.

          7. Bylaws. The bylaws of the Corporation may be altered, amended or repealed by the vote of a majority of all of the directors or by the vote of holders of a majority of the outstanding stock entitled to vote.

          8. Election of Directors. Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                                                         (STAMP)

          9. Limited Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          10. Right to Amend. The Corporation reserves the right to amend the provisions in this certificate and in any certificate amendatory hereof in the manner now or hereafter described by law, and all rights conferred on stockholders or other hereunder or thereunder are granted subject to such reservation.

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 14th day of July, 1986.


                                        /s/ Craig L. Godshall
                                        ----------------------------------------
                                        Incorporator

                                                                         (STAMP)

                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATION OF INCORPORATION
                                       OF
                             NEW DICO COMPANY, INC.

          New Dico Company Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

          FIRST: That by unanimous written consent of the Board of Directors of the Company dated August 11th, 1986, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for approval of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

          RESOLVED, that it is hereby proposed that Article 1 of the Certificate of Incorporation of the Company be amended so that the name as amended would read as follows:

               "1. The name of the corporation is Dico Inc. (the
          'Corporation')."

          SECOND: That thereafter, pursuant to resolutions of its Board of Directors, the proposed amendment was approved by the stockholders of the Company by written consent dated August 11th, 1986.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That the capital of the Company shall not be reduced under or by reason of said amendment.

          IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by David E. Stoll, its Vice President, and by Lawrence K. Sandness, its Assistant Secretary, this 12th day of August, 1986.

                                        NEW DICO COMPANY, INC.


                                        By: /s/ David E. Stoll
                                            ------------------------------------
                                            Vice President

[CORPORATE SEAL]


Attest: /s/ Lawrence K. Sandness
        --------------------------------
        Assistant Secretary